Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 05/14/2020 03:40 PM
Original ID: 2020-000906344
Amendment ID: 2020-002828594

Profit Corporation
Articles of Amendment

1. Corporation name:

Your Palace Portal, Inc.

2. Article number(s) 1 is amended as follows:

**Article number(s) is not your filing ID number. Example: 2000-000123456*

The Board Of Directors of IOnMyHome Inc., at a meeting duly held by the Board, unanimously, adopted the following Amendments to the Articles of Incorporation: Article I is amended so as to change the name of the corporation from it present name to My Palace Portal, Inc.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on April 15th 2020
(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☑ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]
(May be executed by Chairman of Board, President or another of its officers.)

Date: April 21, 2020
(mm/dd/yyyy)

Print Name: Jeff Brand

Contact Person:

Title: Chairman of the Board

Daytime Phone Number: 214-883-3388

Email:

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☑ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **My Palace Portal, Inc.**
Old Name: **Your Palace.Portal**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **14th** day of **May**, **2020**

Secretary of State

By: Nicole Martinez

Filed Date: 05/14/2020

RECEIPT

Wyoming
Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020

RECEIPT INFORMATION

SOLD INC DBA JEFF BRAND & ASSOC
2900 LONG PRAIRIE RD STE C
FLOWER MOUND, TX 75022

Receipt #: **001890505**
Receipt Date: **05/14/2020**
Processed By: **Nicole Martinez**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Name Change - Profit Corporation - Domestic	2020-002828594	1	$50.00	$50.00

TOTAL CHARGES PAID $50.00

Description of Payment	Reference	Amount
Payment-Check / Money Order	7775	$50.00

TOTAL PAYMENT $50.00

In Reference To:
My Palace Portal, Inc. (2020-000906344); Amendment ID: 2020-002828594

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov